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                                                                    Exhibit 8.1
                        [HUNTON & WILLIAMS LETTERHEAD]

November 15, 2001

EQCC Receivables Corporation
10401 Deerwood Park Boulevard
Jacksonville, Florida 32256

EQCC Asset Backed Corporation
10401 Deerwood Park Boulevard
Jacksonville, Florida 32256

    Re:Asset Backed Certificates

Ladies and Gentlemen:

   We have acted as your special tax counsel in connection with the registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on November 15, 2001 pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Asset Backed Certificates (the "Certificates") to be sold by EQCC Receivables Corporation and EQCC Asset Backed Corporation (the "Depositors") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement") or trust agreement (a "Trust Agreement") among one or both of the Depositors, a trustee to be identified in the Prospectus Supplement for such Series of Certificates and EquiCredit Corporation of America ("EquiCredit"). A form of the Pooling and Servicing Agreement and the Trust Agreement is included or incorporated by reference as an Exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

   In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the forms of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the form of the Pooling and Servicing Agreement and the Trust Agreement, substantially in the form filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

   As special tax counsel to the Depositors, we have advised the Depositors with respect to certain federal income tax aspects of the proposed issuance of the Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Certificates that appears under the headings "Federal Income Tax Consequences" in the Prospectus and under the headings "Summary Information--Federal Income Tax Consequences" and "Federal Income Tax Consequences" in the form of Prospectus Supplement. We confirm and adopt such descriptions as our opinions with respect to the material tax consequences related to the issuance, ownership and/or disposition of the Certificates, but do not purport to discuss all possible federal income tax ramifications of the proposed issuance, ownership and/or disposition of the Certificates.

   This opinion is based on the facts and circumstances set forth in the Prospectus and Prospectus Supplements and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Certificates with numerous different characteristics, the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates. The opinion contained in each Prospectus Supplement and Prospectus prepared pursuant to the Registration Statement is, accordingly, deemed to be incorporated herein.

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   We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to the references to this firm under the caption "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

   No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates under the laws of any state.

                                          Very truly yours,

                                            /s/ Hunton & Williams